Exhibit 4.3

PURE NICKEL INC.

STOCK OPTION PLAN

ARTICLE 1 - PURPOSE OF THE PLAN

1.1

The purpose of the Plan is to attract, retain and motivate persons of training, experience and leadership as key service providers to the Corporation, including their directors, officers and employees, and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

ARTICLE 2 - DEFINED TERMS

2.1

Where used herein, the following terms shall have the following meanings, respectively:

(a)

"Board" means the Board of Directors of the Corporation;

(b)

"Committee" means the compensation committee of the Board;

(c)

"Corporation" means Pure Nickel Inc. and includes any successor corporation thereto;

(d)

"Eligible Person" means:

(i)

a director, officer, employee or Service Provider of the Corporation or any Related Entity (an "Eligible Individual"); or

(ii)

a permitted assign (a "Permitted Assign") as such term is defined in NI 45-106 in respect of the Eligible Individual, and includes (a) spouse of the Eligible Individual, (a) a trustee, custodian or administrator acting on behalf of, or for the benefit of, the Eligible Individual or his or her spouse, (b) a holding entity (as such term is defined in NI 45-106) of the Eligible Individual or his or her spouse, or (c) an RRSP or RRIF of the Eligible Individual or his or her spouse;

(e)

"Event of Termination" has the meaning ascribed thereto in Section 6.2;

(f)

"Insider" means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation and includes any associate or affiliate, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of any such insider;

(g)

"Market Price" means the VWAP on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, for the five trading days immediately preceding the relevant date or if the Shares are suspended from trading or have not traded on the TSX or another stock exchange or over-the-counter market for an extended period of time, the market price of the Shares will be the fair market value of the Shares as determined by Board;

(h)

"NI 45-106" means National Instrument 45-106: Prospectus and Registration Exemptions;

(i)

"Option" means an option to purchase Shares granted to an Eligible Person under the Plan;

(j)

"Option Price" means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with ARTICLE 8 hereof;

(k)

"Optionee" means an Eligible Person to whom an Option has been granted and who continues to hold such Option;

(l)

"Plan" means this Stock Option Plan, as the same may be further amended or varied from time to time;

(m)

"Related Entity" means the Corporation, a person that controls or is controlled by the Corporation or that is controlled by the same person that controls the Corporation;

(n)

"Service Provider" means a consultant as such term is defined in NI 45-106 and includes a service provider as such term is defined in clause 613(b) of the TSX Company Manual;

(o)

"Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by ARTICLE 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

(p)

"Successor Corporation" has the meaning ascribed thereto in Section 8.3

(q)

"TSX" means the Toronto Stock Exchange; and

(r)

"VWAP" means the volume weighted average trading price of the Shares, calculated by dividing the total value by the total volume of Shares traded for the relevant period.

ARTICLE 3 - ADMINISTRATION OF THE PLAN

3.1

The Plan shall be administered by the Committee under the supervision of the Board.

3.2

The Committee shall recommend to the Board, and the Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a)

to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)

to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

(c)

to determine the number of Shares covered by each Option;

(d)

to determine the Option Price of each Option;

(e)

to determine the time or times when Options will be granted and exercisable;

(f)

to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

(g)

to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

3.3

Except as provided in this Section 3.3, no member of the Committee shall, during the currency of his or her membership on the Committee, be entitled to participate in the Plan. A member of the Committee may be entitled to participate in the Plan only if an Option is granted, and the terms and provisions thereof determined, by the Board without such member of the Committee participating in any way whatsoever in the granting of an Option to, or the determinations made with respect to, such member of the Committee or to such Option.

3.4

The Board may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

(a)

represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

(b)

agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or any certificate representing the Shares to be issued on the exercise thereof referencing such restrictions; and

(c)

agreed to indemnify the Corporation in connection with the foregoing.

3.5

Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

ARTICLE 4 - SHARES SUBJECT TO THE PLAN

4.1

Subject to adjustment as provided in ARTICLE 8 hereof, the Shares to be offered under the Plan shall consist of the Corporation’s authorized but unissued Shares. The aggregate number of Shares issuable upon the exercise of all Options granted under the Plan shall not exceed 10% of the issued and outstanding Shares as at the date of grant of each Option under the Plan. If any Option granted hereunder shall expire or terminate for any reason in accordance with the terms of the Plan without being exercised, the unpurchased Shares subject thereto shall again be available for grant pursuant to the Plan.

ARTICLE 5 - ELIGIBILITY GRANT AND TERMS OF OPTIONS

5.1

Options may be granted to any Eligible Person in accordance with Section 5.2 hereof.

5.2

Options may be granted by the Board it its sole and absolute discretion, with or without the recommendation of the Committee.

5.3

Except as provided in this ARTICLE 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board.

5.4

In the event that no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(a)

the term during which an Option shall be exercisable shall be 10 years from the date the Option is granted to the Optionee; and

(b)

the Optionee may exercise the Option for not more than 20% of the Shares covered by the Option during each 12 month period following the first anniversary of the date of the grant of the Option; provided, however, that if the number of Shares purchased pursuant to exercises of the Option during any such 12 month period is less than 20% of the Shares covered by the Option, the Optionee shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of Shares subject to the Option which were purchasable, but not purchased by him or her, during such 12 month period.

5.5

Subject to any adjustments pursuant to the provisions of ARTICLE 8 hereof, the Option Price of any Option shall be in no circumstances lower than the Market Price on the date of which the grant of the Option is approved by the Board. Notwithstanding the foregoing, in the event that the Shares are not listed on any stock exchange on the date on which the grant of an Option is approved by the Board, the Option Price for such Option shall be determined by the Board. If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.

5.6

No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under the Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other share compensation arrangement, would exceed 5% of the issued and outstanding Shares at the date of grant.

5.7

An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.8

No Options shall be granted to an Optionee if such grant could result, at any time, in:

(a)

the number of Shares reserved for issuance pursuant to the Plan or other share compensation arrangements granted to Insiders exceeding 10% of the issued and outstanding Shares;

(b)

the number of Shares reserved for issuance to Insiders, within a one-year period, pursuant to the Plan or other share compensation arrangements exceeding 10% of the issued and outstanding Shares; or

(c)

the issuance to any one Insider and such Insider’s associates or affiliates, within a one-year period, of a number of Shares exceeding 5% of the issued and outstanding Shares.

For the purposes of this Section 5.8, the phrase "issued and outstanding Shares" excludes any Shares issued pursuant to the Plan or other stock options, stock option plans, employee stock purchase plans or other compensation or incentive mechanisms, over a preceding one-year period and "associate" means any person associated with such Insider.

ARTICLE 6 - TERMINATION OF EMPLOYMENT AND DEATH

6.1

Subject to Sections 6.2 and 6.3 hereof and to any express resolution passed by the Board with respect to an Option, including a resolution that an Option remain outstanding despite the Optionee ceasing to be an Eligible Person, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.

6.2

If, before the expiry of an Option in accordance with the terms thereof, an Optionee shall cease to be an Eligible Person (an "Event of Termination") for any reason other than his or her resignation or the termination for "cause" of his or her employment with the Corporation or any Related Entity, or his or her resignation or failure to be re-elected as a director of the Corporation or any Related Entity, then the Optionee may:

(a)

exercise the Option to the extent that he or she was entitled to do so at the time of such Event of Termination, at any time up to and including, but not after, a date that is three (3) months (or such other longer period as may be determined by the Board in its sole discretion) following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b)

with the prior written consent of the Board, which consent may be withheld in the Board’s sole discretion, exercise a further Option at any time up to and including, but not after, a date that is three (3) months (or such other longer period as may be determined by the Board in its sole discretion) following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier, to purchase all or any of the Shares as the Board may designate but not exceeding the number of Shares the Optionee would have otherwise been entitled to purchase pursuant to the Option had the Optionee’s status as an Eligible Person been maintained for the term of the Option.

6.3

Subject to Section 6.2, if an Optionee dies before the expiry of an Option in accordance with the terms thereof, the Optionee’s legal representative(s) may, subject to the terms of the Option and the Plan:

(a)

exercise the Option to the extent that the Optionee was entitled to do so at the date of his or her death at any time up to and including, but not after, a date one year following the date of death of the Optionee, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b)

with the prior written consent of the Board, which consent may be withheld in the Board’s sole discretion, exercise a further Option at any time up to and including, but not after, a date one year following the date of death of the Optionee, or prior to the close of business on the expiration date of the Option, whichever is earlier, to purchase all or any of the Shares as the Board may designate but not exceeding the number of Shares the Optionee would have otherwise been entitled to purchase had the Optionee survived.

6.4

For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

6.5

For the purposes of this ARTICLE 6, a determination by the Corporation that an Optionee was discharged for "cause" shall be binding on the Optionee; provided, however, that such determination shall not be conclusive of the Optionee’s potential entitlement to damages for the loss of the right to exercise an Option in the event that a court of competent jurisdiction ultimately determines that the discharge was without "cause".

6.6

For the purposes of this ARTICLE 6, the date of Event of Termination in the case of termination of employment with the Corporation or any Related Entity shall be the last day upon which the employee provide services to the Corporation or Related Entity, as the case may be, at its premises and not the last day upon which the Corporation or Related Entity pays wages or salaries in lieu of notice of termination, statutory, contractual or otherwise.

6.7

If the Optionee is a Permitted Assign, the references to the Optionee in this ARTICLE 6 shall be deemed to refer to the Eligible Individual associated with the Permitted Assign.

ARTICLE 7- EXERCISE OF OPTIONS

7.1

Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and, subject to Section 7.4 hereof, accompanied by payment in full, by cash or cheque, of the aggregate Option Price of the Shares then being purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2

Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a)

completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)

the administration of such Shares to listing on any stock exchange on which the Shares may then be listed;

(c)

the receipt from the Optionee of such representations, warranties, agreements and undertakings as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

(d)

the satisfaction of any conditions on exercise prescribed pursuant to Section 3.5 hereof.

The Corporation shall, to the extent necessary, take all commercially reasonable steps to obtain such approvals, registrations, and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

7.3

Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with the Plan as the Board may from time to time determine as provided for under Subsection 3.2(g), provided that the substance of ARTICLE 5 be included therein.

7.4

Any Optionee may elect to effect a cashless exercise of any or all of such Optionee’s right under an Option. In connection with any such cashless exercise, the Optionee shall be entitled to receive, without any cash payment (other than the taxes required to be paid in connection with the exercise which must be paid by the Optionee to the Corporation in cash at the time of exercise), such number of whole Shares (rounded down to the nearest whole number) obtained pursuant to the following formula:

7.5

x = [a (b – c)] b

where

x = the number of whole Shares to be issued

a = the number of Shares under Option

b = the market price of the Shares as at the last trading immediately prior to the cashless exercise

c = the Option Price of the Option

In connection with any such cashless exercise, the full number of Shares issuable (item (a) in the formula) shall be considered to have been issued for the purposes of the reduction in the number of Shares which may be issued under the Plan.

7.6

In the event that the expiry of an Option occurs during a blackout period imposed by management or the Board in accordance with the Corporation’s insider trading policy, the expiry date of such Option shall be deemed to be amended to that date which is ten business days following the end of such blackout period.

ARTICLE 8 - CERTAIN ADJUSTMENTS

8.1

In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such subdivision or redivision if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.2

In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such consolidation if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.3

Subject to the provisions of Section 8.4 and ARTICLE 9, if at any time after the grant of any Option to an Optionee and prior to the expiration of the term of such Option, (i) the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Sections 8.1 and 8.2, (ii) the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation") or (iii) the Corporation shall pay a stock dividend (other than any dividends in the ordinary course), the Optionee shall be entitled to receive upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or as a result of such consolidation, merger, amalgamation or stock dividend, if on the record date of such reclassification, reorganization, other change, consolidation, merger, amalgamation or dividend payment, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.4

Notwithstanding Section 8.3, in the event the Corporation should declare and pay a special cash dividend or other distribution out of the ordinary course, a special dividend in specie on the Shares, or a stock dividend other than in the ordinary course, the Option Price of all Options outstanding on the record date of such dividend or other distribution shall be reduced by an amount equal to the cash payment or other distribution or the fair market value of the dividend in specie or stock dividend or other distribution, as determined by the Board in its sole discretion.

ARTICLE 9 - AMENDMENT OR DISCONTINUANCE OF THE PLAN

9.1

Subject to applicable regulatory requirements and except as provided herein, the Board may, in its sole and absolute discretion and without shareholder approval, amend, suspend, terminate or discontinue the Plan and may amend the terms and conditions of Options granted pursuant to the Plan. Provided, however, that if the Board wishes to increase the maximum percentage in Section 4.1 hereof or extend the term of the Option or reduce the Option Price of Options granted to Insiders of the Corporation pursuant to the Plan, shareholder approval will be required.

9.2

Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval:

(a)

amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including the rules of the TSX, in place from time to time;

(b)

amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(c)

amendments to the provisions of the Plan respecting the terms and conditions on which Options may be granted pursuant to the Plan, including the provisions relating to the Option Price, the term of the Option and the vesting schedule; and

(d)

amendments to the Plan that are of a "housekeeping" nature.

9.3

Without limiting the generality of the foregoing, the Board may amend the Option Price, the term of the Option, the vesting schedule and the termination provisions of Options granted pursuant to the Plan, without shareholder approval. However, if the Board proposes to reduce the Option Price or extend the term of the Option granted to Insiders of the Corporation pursuant to the Plan, such amendments will require shareholder approval (excluding the votes of securities held directly or indirectly by Insiders benefiting from such amendment).

ARTICLE 10 - MISCELLANEOUS PROVISIONS

10.1

An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the Options are exercised.

10.2

Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Related Entity, or affect in any way the right of the Corporation or any Related Entity to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Related Entity to extend the employment of any Optionee beyond the time which he or she would be normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Related Entity or any present or future retirement policy of the Corporation or any Related Entity, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Related Entity.

10.3

Notwithstanding Section 5.8 hereof, Options may be transferred or assigned between an Eligible Individual and the related Permitted Assign provided the assignor delivers notice to the Corporation prior to the assignment substantially in the form of Schedule B attached hereto.

10.4

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

ARTICLE 11- SHAREHOLDER AND REGULATORY APPROVAL

11.1

If applicable, the Plan shall be subject to ratification by the shareholders of the Corporation to be effected by a resolution passed at a meeting of the shareholders of the Corporation, and to acceptance by the TSX and any other relevant regulatory authority. Any Options granted prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such Options may be exercised unless and until such ratification and acceptance are given.

SCHEDULE A

FORM OF OPTION AGREEMENT

Optionee:	_____________________________________
Name

_____________________________________

_____________________________________

_____________________________________
Address

Grant:	_____________________________________
Maximum Number of Shares issuable upon exercise of the Option

Option Price:	$__________________________________per Share

Date of Grant:	_________________________________, 20_____

Expiry Date:	_________________________________, 20_____

Vesting Schedule:

Instalment	Date of Vesting	Number of	Cumulative Number of
	(Milestone)	Shares Vested	Shares Vested
1
2
3

This Option Agreement is made under and is subject in all respects to the Pure Nickel Inc. Stock Option Plan effective as of April z, 2008 (as the same may be supplemented and amended from time to time) (the "Plan"), and the Plan is deemed to be incorporated in and to be part of this Option Agreement. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan. The Optionee is deemed to have notice of and to be bound by all of the terms and provisions of the Plan (as supplemented and amended), as if the Plan were set forth in full herein (including the restrictions on transfer of the Options and Shares issuable upon exercise thereof). In the event of any inconsistency between the terms of this Option Agreement and the Plan, the terms of this Option Agreement shall prevail to the extent that it is not inconsistent with the requirements of the TSX. The Plan contains certain provisions relating to termination and transfer.

A-2

This Option Agreement evidences that the Optionee named above is entitled, subject to and in accordance with the Plan, to purchase up to but not more than the maximum number of Shares set out above at the Option Price set out above upon delivery of an exercise form as annexed hereto as Exhibit 1 duly completed and accompanied by certified cheque or bank draft for the aggregate Option Price.

This Option Agreement is not effective until countersigned on behalf of Pure Nickel Inc. and accepted by the Optionee.

Dated: _____________________________, 20___

PURE NICKEL INC.

By: ____________________________________________
Name:
Title:
(Authorized Signing Officer)

Accepted: _____________________________, 20___

______________________________________
Signature of Optionee

EXHIBIT 1

NOTICE OF EXERCISE

To exercise the Option, complete and return this form:

The undersigned Optionee or his or her legal representative(s) permitted under the Pure Nickel Inc. Stock Option Plan (as the same may be supplemented and amended from time to time) (the "Plan") hereby irrevocably elects to exercise the Option for the number of Shares as set forth below:

(a)	Number of Options to be Exercised:	_______________________________________
(b)	Option Price per Share:	_______________________________________
(c)	Aggregate Purchase Price	_______________________________________
[ (a) multiplied by (b) ]:

and hereby tenders a certified cheque or bank draft for such aggregate Option Price, and directs such Shares to be issued and registered as directed below, all subject to and in accordance with the Plan. Unless they are otherwise defined herein, any defined terms used herein shall have the meaning ascribed to such terms in the Plan.

Dated: ______________________ , 20___

	)	___________________________________
	)	Name of Optionee
______________________	)
Witness to the Signature of:	)	___________________________________
	)	Signature of Optionee
)
)
Direction as to Registration:
____________________
Name of Registered Holder
_______________________
____________________
Address of Registered Holder

SCHEDULE B

NOTICE OF TRANSFER

To transfer an Option, complete and return this form along with an original option agreement

The undersigned Optionee under the Pure Nickel Inc. Stock Option Plan (as the same may be supplemented and amended from time to time) (the "Plan") hereby irrevocably elects to transfer the Option evidenced by the attached Option Agreement to the following person(s), each of whom the Optionee hereby certifies is a permitted transferee in accordance with section 10.3 of the Plan (each an "Eligible Transferee"):

Direction as to Registration:	_________________________________
Name of Registered Holder

_________________________________
_________________________________
Address of Registered Holder(s)

The undersigned Optionee hereby directs such Option(s) to be registered in the names of such Eligible Transferee(s). Unless they are otherwise defined herein, any defined terms used herein shall have the meaning ascribed to such terms in the Plan.

Dated: ______________________ , 20___

	)	__________________________________
	)	Name of Optionee
_____________________	)
Witness to the Signature of:	)